Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Hill International, Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: April 22, 2016

CORNWALL MASTER LP
By:	Cornwall GP, LLC, its general partner

By:	/s/ James A. Mai
	Name:	James A. Mai
	Title:	Managing Member

CORNWALL CAPITAL MANAGEMENT LP
By:	CMGP, LLC, its general partner

By:	/s/ James A. Mai
	Name:	James A. Mai
	Title:	Managing Member

CORNWALL GP, LLC

By:	/s/ James A. Mai
	Name:	James A. Mai
	Title:	Managing Member

CMGP, LLC

By:	/s/ James A. Mai
	Name:	James A. Mai
	Title:	Managing Member

JAMES A. MAI

/s/ James A. Mai